UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Rayonier Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	13-2607329

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
50 North Laura St.
Jacksonville, FL 32202

(Address of Principal Executive Offices) (Zip Code)
2004 Rayonier Incentive Stock and Management Bonus Plan

(Full Title of the Plan)
Joshua H. DeRienzis, Esq.
Senior Counsel and Corporate Secretary,
Rayonier Inc.
50 North Laura St.
Jacksonville, FL 32202

(Name and Address of Agent For Service)
(904) 357-9100

(Telephone Number, Including Area Code, of Agent for Service)

Copy to Martin L. Budd, Esq.
Day, Berry & Howard LLP
One Canterbury Green
Stamford, Connecticut 06901
(203) 977-7300
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Securities	Amount To Be	Offering	Aggregate	Amount Of
To Be Registered	Registered (1)	Price Per Share	Offering Price	Registration Fee(2)
Common Stock	4,500,000 shares	$52.77	$237,465,000.00	$27,949.63

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.
(2) The price per share for the shares registered hereby is calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Common Stock of the Registrant, as reported on the New York Stock Exchange on October 14, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1 Plan Information
Omitted.
Item 2 Registrant Information and Employee Plan Annual Information
Omitted.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
2004 Rayonier Incentive Stock and Management Bonus Plan
     This Registration Statement on Form S-8 is filed for the purpose of registering shares of common stock (the “Common Stock”), of Rayonier Inc. (the “Registrant”) to be issued pursuant to awards granted under the 2004 Rayonier Incentive Stock and Management Bonus Plan (the “Plan”), to key employees of the Registrant and its subsidiaries. An aggregate of up to 4,500,000 shares of Common Stock may be issued upon the exercise of the options granted, as well as in connection with grants of restricted stock, performance shares, restricted stock units and limited stock appreciation rights pursuant to the Plan. The aggregate number of shares that may be issued under the Plan is subject to adjustment in the event of a stock dividend, stock split, recapitalization or similar change in the outstanding shares of Common Stock.
Item 3 Incorporation of Documents by Reference
     The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference in this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K, filed with the Commission on March 9, 2005 (File No. 001-06780).
     (b) The Registrant’s Quarterly Reports on Form 10-Q and amendments thereto for the quarters ended March 31, 2005 and June 30, 2005.
     (c) The Registrant’s Current Reports on Form 8-K and amendments thereto filed with the Commission on January 25, 2005, February 25, 2005, April 26, 2005, May 9, 2005, May 24, 2005, May 25, 2005, July 20, 2005, July 26, 2005, August 1, 2005, September 1, 2005, September 15, 2005 and October 4, 2005, provided, however, that information that is deemed furnished but not filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) shall not be deemed incorporated by reference.
     (d) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, registering the shares of Common Stock under the Exchange Act, and all amendments thereto.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
      Not applicable.
Item 5 Interests of Named Experts and Counsel
     Mr. Michael R. Herman, who has provided the opinion as to the legality of the securities issued hereby attached hereto as Exhibit 5, is the Vice President and General Counsel of the Registrant. As such, he has received options exercisable for Common Stock and restricted stock awards under the Plan.

Item 6 Indemnification of Directors and Officers
     The Registrant is incorporated in North Carolina and consequently is subject to the North Carolina Business Corporation Act. The North Carolina Business Corporation Act provides that the Registrant may indemnify officers and directors who are parties in actual or threatened lawsuits and other proceedings against reasonable expenses, judgments, penalties, fines and amounts paid in settlement. North Carolina law further provides that a corporation may purchase insurance, providing for the indemnification of officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of the North Carolina law.
     The Registrant’s Amended and Restated Articles of Incorporation, provide, in effect, that the Registrant shall indemnify its directors and officers to the maximum extent permitted by law. Article VI of the Amended and Restated Articles of Incorporation of the Registrant provides as follows:
     “(a) The Corporation shall, to the fullest extent permitted from time to time by law, indemnify its Directors and officers against all liabilities and expenses in any suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, including all appeals therefrom, arising out of their status as such or their activities in any of the foregoing capacities, unless the activities of the person to be indemnified were at the time taken known or believed by him to be clearly in conflict with the best interests of the Corporation. The Corporation shall likewise and to the same extent indemnify any person who, at the request of the Corporation, is or was serving as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan.
     (b) The right to be indemnified hereunder shall include, without limitation, the right of a Director or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder.
     (c) A person entitled to indemnification hereunder shall also be paid reasonable costs, expenses and attorneys’ fees (including expenses) in connection with the enforcement of rights to the indemnification granted hereunder.
     (d) The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and shall not be limited by the provisions of Section 55-8-51 of the General Statutes of North Carolina or any successor statute.
     (e) The Board of Directors may take such action as it deems necessary or desirable to carry out these indemnification provisions, including adopting procedures for determining and enforcing the rights guaranteed hereunder, and the Board of Directors is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangement as may be permitted by law.
     (f) Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce any right to indemnification afforded by this Article to any person with respect to their status or any activities in their official capacities prior to such amendment, repeal or adoption.”
Item 7 Exemption from Registration Claimed
      Not applicable.

Item 8 Exhibits
          The following exhibits are incorporated herein by reference as indicated or filed herewith.

Exhibit No.	Description
5	Opinion of Michael R. Herman, Vice President and General Counsel of the Registrant, as to the legality of the securities registered hereby, including consent of such counsel.

10.40	2004 Rayonier Incentive Stock and Management Bonus Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s December 31, 2003 Form 10-K).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Michael R. Herman, Vice President and General Counsel of the Registrant (See Exhibit 5).

24.1	Power of Attorney (see signature page).
Item 9 Undertakings
          A.         The undersigned Registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B.       The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 21, 2005.

Rayonier Inc.
By:	/s/ W. Lee Nutter
Name: W. Lee Nutter
Title: Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature to this Registration Statement appears below hereby constitutes and appoints W. Lee Nutter and Michael R. Herman, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ W. Lee Nutter W. Lee Nutter	Chairman, President and Chief Executive Officer	October 21, 2005

/s/ Gerald J. Pollack Gerald J. Pollack	Senior Vice President and Chief Financial Officer	October 21, 2005

/s/ Hans E. Vanden Noort Hans E. Vanden Noort	Senior Vice President and Chief Accounting Officer	October 21, 2005

Signature	Title	Date

/s/ Rand V. Araskog Rand V. Araskog	Director	October 21, 2005

/s/ Ronald M. Gross Ronald M. Gross	Director	October 21, 2005

/s/ James H. Hance James H. Hance	Director	October 21, 2005

/s/ Richard D. Kincaid Richard D. Kinkaid	Director	October 21, 2005

/s/ Paul G. Kirk Paul G. Kirk	Director	October 21, 2005

/s/ Thomas I. Morgan Thomas I. Morgan	Director	October 21, 2005

/s/ Katherine D. Ortega Katherine D. Ortega	Director	October 21, 2005

/s/ Carl S. Sloane Carl S. Sloane	Director	October 21, 2005

/s/ Ronald Townsend Ronald Townsend	Director	October 21, 2005

INDEX OF EXHIBITS

Exhibit
Number	Description of Exhibits

5	Opinion of Michael R. Herman, Vice President and General Counsel of the Registrant, as to the legality of the securities registered hereby, including consent of such counsel.

10.40	2004 Rayonier Incentive Stock and Management Bonus Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s December 31, 2003 Form 10-K).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Michael R. Herman, Vice President and General Counsel of the Registrant (See Exhibit 5).

24.1	Power of Attorney (see signature page).